FRONTIER FUNDS, INC.

AMENDED AND RESTATED

CODE OF ETHICS

Effective as of September 1, 2000

I.  Legal Requirement.

Rule 17j-1 under the Investment Company Act of 1940, as amended, (A1940 Act@) makes it unlawful for any Affiliated Person (as defined below) of a mutual fund, or of its investment adviser or principal underwriter, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such fund:

o

to employ any device, scheme, or artifice to defraud the fund;

o

to make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

o

to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the fund; or

o

to engage in any manipulative practice with respect to the fund.

A security is Aheld or to be acquired@ if within the most recent 15 days it has (i) been held by the fund, or (ii) is being or has been considered by the fund or its investment adviser for purchase by the fund. A purchase or sale includes the writing of an option to purchase or sell.

II. Definitions.

Affiliated Person@ shall have the meaning set forth in Section 2(3) of the 1940 Act.

Access Person@ means (i) any director, officer, or Advisory Person of the Adviser or the Fund or (ii) any director, officer or general partner of the Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase and sale of securities by the Fund for which the Underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendations with respect to the purchase and sale of securities.

Adviser@ means Freedom Investors Corp., a Wisconsin corporation, the investment adviser to the Fund.

Advisory Person@ means (i) any employee or agent of the Fund or the Adviser or of any company in a control relationship thereto, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations, with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

A security is Abeing considered for purchase or sale@ when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Beneficial ownership@ shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

Control@ shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Compliance Officer@ shall mean Amy L. Siesennop and her successors designated and appointed as such by the appropriate officers of the Fund.

Disinterested director@ means a director of the Fund who is not an Ainterested person@ of the Fund or its investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the 1940 Act.

Fund@ means each of the funds, series or portfolios that comprise Frontier Funds, Inc., including, but not limited to, the Frontier Equity Fund.

Initial Public Offering@ means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel@ of the Fund or the Adviser means (i) any employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who controls the Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

Limited Offering@ means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506.

Purchase or sale of a security@ includes, inter alia, the writing of an option to purchase and sell a security.

Security@ shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, or commercial paper.  Purchases and sales of open-end investment companies is included in this definition of securities.

Underwriter@ means Freedom Investors Corp., a Wisconsin corporation, the principal underwriter for the Fund.

I.

Exempted Transactions.  The prohibitions of Section IV of this Code shall not apply to:

a)

Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

b)

Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

c)

Purchases or sales which are non-volitional as to either the Access Person or the Fund.

d)

Purchases which are part of an automatic dividend reinvestment plan.

e)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.

Prohibited Purchases and Sales.

a)

No Access Person shall knowingly purchase or sell, directly or indirectly, any security in which by reason of such transactions acquires, any direct or indirect beneficial ownership, from the time the investment adviser or investment committee, if there is one, of the applicable Fund decides to buy or sell said security until the third business day after such Fund completes all of its intended trades in said security.

b)

No Access Person shall knowingly purchase or sell any security which said person intends to recommend for purchase or sale by the Fund, until the third business day after the Fund has completed all its intended trades in said security.

c)

No Access Person shall engage in my act, practice or course of conduct that would violate the provisions of Rule 17j-1 as set forth in Section I above.

V.

Pre-Approval Requirement.

Investment Personnel of the Fund or the Adviser must obtain approval from the Fund or the Adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

VI.

Reporting Requirements of Access Persons.

(a)

Initial Holdings Reports.  No later than 10 days after any person becomes an Access Person of the Fund, the Adviser or the Underwriter, he/she must report the following information to that Fund, Adviser or Underwriter:

i.

The title, number of shares and principal amount of each security in which the Access Person has had any direct or indirect beneficial ownership when the person became the Access Person;

ii.

The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became the Access Person; and

iii.

The date the report was submitted.

(b)

Quarterly Transaction Reports.  No later than 10 days after the end of a calendar quarter, every Access Person of the Fund, Adviser, or Underwriter must report the following information to the Fund, Adviser or Underwriter:

i)

Regarding any transaction during the quarter in a security in which the Access Person has had any direct or indirect beneficial ownership:

A)

The date of the transaction, the title, the interest rate and maturity date if applicable, the number of shares and the principal amount of each security involved;

B)

The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

C)

The price of the security at which the transaction was effected;

D)

The name of the broker, dealer or bank with or through which the transaction was effected, and

E)

The date the report was submitted.

ii)

Regarding any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

A)

The name of the broker, dealer or batik with whom the Access Person established the account;

B)

The date the account was established; and

C)

The date the report was submitted.

(c)Annual Holdings Reports.  The following information, which must be current to within 30 days of the date of its submission, must be reported by every Access Person to the Fund, the Adviser and the Underwriter annually:

i.

The title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

ii.

The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

iii.

The date the report was submitted.

(d)

The Fund, the Adviser and the Underwriter to which reports are required to be submitted under this Section must identify all Access Persons required to submit reports and inform such Access Persons of their reporting obligation.

(a)

The Fund, the Adviser and the Underwriter shall institute procedures by which appropriate management or Compliance Officer reviews all reports required under this Section.

(f)

All trades of Advisory Persons shall be approved in advance, in writing by the Compliance Officer. In addition, all Advisory Persons must have copies of trade confirmations and monthly statements sent directly to the Compliance Officer.

VII.

Reporting Exceptions.

(a)

A person need not report under Section VI(a), (b) and (c) of this Code with respect to transactions effected for, and securities held in, any account in which the person has no direct or indirect influence or control.

(b)

A director of the Fund who is not an Interested Person of the Fund, and who would be required to make a report solely by reason of being a Fund director need not report the following:

(i)

An Initial Holdings Report; as provided for under Section VI(a), and an Annual Holdings Report, as provided for under Section VI(c); and

(ii)

A Quarterly Transaction Report, as provided under Section VI(b), unless the director knew or, in the ordinary course of fulfilling his/her official duties as a Fund director, should have known that during the 15 day period immediately before or after the director's transaction in a security, the Fund purchased or sold the security, or the Fund or the Adviser considered purchasing or selling the security.

(c)

An Access Person to the Underwriter need not submit a report to the Underwriter under Section VI if the following conditions are met:

(i)

The Underwriter is not an Affiliated Person of the Fund or the Adviser of the Fund; and

(ii)

The Underwriter has no officer, director, or general-partner who serves as an officer, director, or general partner of the Fund or the Adviser.

(d)

An Access Person to the Adviser need not submit a Quarterly Transaction Report under Section VI(b) if all of the information contained in the report would duplicate the information required under (i) Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940, as amended; or (ii) contained in broker trade confirmations or account statements received by the Fund, Adviser, or Underwriter with respect to the Access Person in the time period required by Section VI(b), if all of the information required by that subsection is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser or the Underwriter.

VIII.  Record keeping and Administrative Requirements.

(a)

The Fund, the Adviser and the Underwriter shall, at their principal places of business, maintain records in the manner and to the extent set forth herein, and make such records available to the Securities and Exchange Commission (ASEC@) or any representative thereof, at any time and from time to time, for reasonable periodic, special or other examination:

(i)

A copy of this Code (or any code of ethics, which is, or at any time within the past five years has been, in effect) shall be preserved in an easily accessible place.

(ii)

A record of any violation of such code of ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

(iii)

A copy of each report made by any Access Person, including any information provided in lieu of such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(iv)

A list of all persons who are, or within the past five years have been, required to make reports under Section VI, and a list of all persons responsible for reviewing such reports, shall be maintained in an easily accessible place,

(v)

A copy of each report shall be maintained for a period of not less than five years from the date such report is made, the first two years in an easily accessible place.

(vi)

The Fund or Adviser will maintain a record of any decisions (and the reasons supporting the decision) to approve the acquisition by Investment Personnel of securities under Section V, for at least five years from the end of the fiscal year in which it is made.

(b)

The Fund, the Adviser and the Underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

(c)

Each year, the Fund, the Adviser and the Underwriter shall furnish to the Fund's board of directors (and the board of directors must consider), a written report including the following information:

(i)

A description of any issues arising under the Code or procedures since the last report including, but not limited to, information about material violations of the Code or the procedures and sanctions imposed in response to the material violations;

(ii)

Certifies that the Fund, Adviser and Underwriter (if applicable) has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

X. Insider Trading Policy.

Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material inside Information, In response to calls for stiffer penalties for insider trading, Congress enacted the Insider Trading and Securities Fraud Enforcement Act (the AInsider Trading Act@).

The Insider Trading Act provides a prison term for insider trading of 10 years, the maximum criminal fine of $ 1,000,000, and authorizes courts to impose civil penalties (in addition to the criminal fines) of up to three times the profit gained or loss avoided on such transactions. In addition, the Insider Trading Act imposes liability on companies and supervisory personnel who fail to take appropriate measures to prevent persons under their control from engaging in illegal trading. As a consequence, the Adviser has adopted the policies described below with respect to information disclosure and insider trading by any of the Adviser's directors, officers or employees.

(a)

Trading and Disclosure Generally,

(i) Trading While in Possession of and Disclosure of AMaterial@ Inside Information.

The basic rule against insider trading, which the Insider Trading Act was designed to enforce, is contained in SEC Rule 10b-5.  That Rule prohibits purchasing or selling securities while in the possession of material inside information and Atipping@ such information to anyone or using it as a basis for recommending the purchase or sale of a security.

To prevent the misuse of material inside information, all Access Persons and all Advisory Persons are required to strictly adhere to the following trading and disclosure policies at all times:

NEVER TRADE (OR RECOMMEND, DIRECT OR OTHERWISE CAUSE THE TRADING) IN SECURITIES FOR A CLIENT ACCOUNT, SUCH ADVISORY PERSON'S OR ACCESS PERSON'S OWN ACCOUNT OR TEE ACCOUNT OF THE ADVISER OR ANY THIRD PARTY WHEN MATERIAL INSIDE INFORMATION RELATING TO THE ISSUER OF THE SECURITIES IS KNOWN TO SUCH ADVISORY PERSON OR ACCESS PERSON.

NEVER DISCLOSE MATERIAL INSIDE INFORMATION RELATING

TO ANY PERSON EXCEPT:

(1) TO THE EXTENT SUCH DISCLOSURE IS AUTHORIZED BY JAMES R. FAY AND NECESSARY IN CONNECTION WITH DUTIES TO THE ADVISER OR A CLIENT; OR

(2) WHERE THE PERSON TO WHOM THE DISCLOSURE IS MADE IS UNDER AN OBLIGATION OF CONFIDENCE TO THE ADVISER, AS IS THE CASE WITH OTHER ADVISER EMPLOYEES, OUTSIDE COUNSEL OR AUDITORS, OR THE SEC.

The above rules require special care when an Advisory Person or an Access Person is in the possession of information that is both Amaterial@ and Ainside@.  The law considers information to be Amaterial@ if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to hold, buy or sell the security in question. Information is likely to be Amaterial@ if it relates to significant changes affecting the issuer of the securities such as:

o

Earnings (pre-tax income, operating income, net income)

o

Mergers, acquisitions, stock splits or dividends

o

Major management changes

o

Major accounting changes, changes in tax rate or significant changes in debt or equity

o

Establishment of a program to purchase the issuer's own shares

o

Purchase or sale of a significant asset

o

Write-downs or write-offs of assets

o

Additions to reserves for bad debts or contingent liabilities

o

Proposals or agreements involving a joint venture, merger, acquisition, divestiture or leveraged buy-out

o

Dispute with major suppliers or customers

o

Debt service or liquidity problems

o

The public or private sale of a significant amount of securities

o

Criminal indictments, civil litigation or government investigations

o

Acquisition or loss of a significant contract

o

A significant new product or discovery

o

A tender offer for another company's securities

AMaterial@ information is also Ainside@ information if it is Anon-public@ and has been provided on a confidential basis, or in breach of a fiduciary duty to keep it confidential. ANon-public@ information is information, which has not been made available to investors generally. Once material non-pubic information has been released to the investing public through recognized channels of distribution designed to reach the securities marketplace (i.e. through a national or international wire service, the Internet the Wall Street Journal or New York Times or through the filing of a public disclosure document such as a proxy statement or prospectus with the SEC or other appropriate regulatory agency), it loses its status as non-public.

Information relating to a client, whether or not it would be considered Amaterial@, should be considered Aconfidential@ if it is either identified as confidential or the disclosure of it might be embarrassing or detrimental to the client. Such confidential information about a client should be treated according to the rules set forth in this Section X.

(b)

Policies and Procedures Designed to Prevent Illegal Disclosures.

The following policies and procedures have been adopted to prevent illegal disclosures, Generally:

o

Good judgment and care must be exercised at all time to avoid unauthorized or improper disclosures. Conversations in public places such as restaurants and elevators should be limited to matters that do not pertain to confidential information.

o

Documents being carried within the Adviser's offices, in elevators, or outside the office should be kept in envelopes or folders, Envelopes containing confidential information should be marked Aconfidential@ and only opened by the addressee.

o

Increasingly, sensitive confidential materials are being transmitted by FAX. When sending

o

confidential materials, the sender should verify dig the recipient's FAX machine is in a secure place or that the intended recipient is standing by the machine when the transmission is made.

X.  Sanctions.

Upon discovering a violation of this Code, the board of directors of the Fund may impose such sanctions, as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.

XI.  Certification.

Each individual covered by this Code of Ethics shall: (i) receive a copy of this Code at the time of his/her appointment, employment or other engagement; (ii) certify in writing that he/she has read and understood the Code and (iii) retain a copy at all times.  On an annual basis, each individual covered by this Code shall certify that he/she has complied in all respects with the Code of Ethics during the previous year.  Any questions regarding this Code should be referred to the Compliance Officer.

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